EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Guaranty Bancshares, Inc. (File No. 333-77783) of our report dated May 31, 2002 on our audit of the financial statements of the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) as of December 31, 2001 and for the year then ended, which report is included in this Annual Report on Form 11-K.

/s/ McGladrey & Pullen, LLP

Dallas, Texas
June 20, 2002